UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 12, 2013

DEL TORO SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52499	98-0515290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 North Carson Street, Carson City, Nevada 89701
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		775.782.3999

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On February 12, 2013, Del Toro Silver Corp. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Asher Enterprises, Inc. dated February 12, 2013. Under the terms of the Agreement the Company issued an 8% convertible promissory note, in the principal amount of $37,500 (the “Note”), which Note matures on November 14, 2013 and may be converted into shares of the Company’s common stock at a rate of 50% of the market price on any conversion date, any time after 180 days from February 12, 2013, subject to adjustments as further set out in the Note. The Company has the right to prepay the Note within 30 days of February 12, 2013, in consideration of the payment of an amount equal to 120%, multiplied by the sum of: the then outstanding principal amount of the Note plus accrued and unpaid interest on the unpaid principal. The Company received the sum of $36,000 principal under the Note on February 28, 2013. The Note is issued to Asher Enterprises, Inc. pursuant to Rule 506 of Regulation D of the Securities Act of 1933 on the basis that they represented to the Company that they were an “accredited investor” as such term is defined in Rule 501(a) of Regulation D.

Item 9.01	Financial Statements and Exhibits

10.1	Securities Purchase Agreement dated February 12, 2013

10.2	Convertible Promissory Note dated February 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEL TORO SILVER CORP.

/s/ Greg Painter
Greg Painter
President, Chief Executive Officer, Secretary, Treasurer and Director
Date:	March 1, 2013